Exhibit 99.1
Sun Country Airlines Reports Fourth Quarter and Full Year 2024 Results
Q4 2024 total revenue of $260.4 million, highest fourth quarter on record(1)
Q4 2024 GAAP diluted EPS of $0.24 and operating income margin of 10.0%
Q4 2024 Adjusted diluted EPS of $0.27(2)
Q4 2024 Adjusted operating income margin of 10.6%(2), highest fourth quarter on record(1)
FY 2024 total revenue of $1.08 billion, highest full year on record(1)
FY 2024 GAAP diluted EPS of $0.96 and operating income margin of 9.9%
FY 2024 Adjusted diluted EPS of $1.05(2) and adjusted operating income margin of 10.4%(2)
MINNEAPOLIS. February 4, 2025. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its fourth quarter and full year ended December 31, 2024.

“Sun Country’s uniquely diversified business model and the efforts of our outstanding employees produced record fourth quarter revenue(1) and pretax earnings. Our full year results were also strong, with record revenue(1), a 9.9% GAAP operating income margin and a 10.4% adjusted operating income margin(2),” said Jude Bricker, Chief Executive Officer of Sun Country. “We were an industry leader in making significant capacity adjustments in response to industry oversupply, particularly during off-peak periods. The capacity environment in the fourth quarter was more balanced and we see this continuing into the first quarter of 2025. The improved economics of our cargo business also contributed to our strong results in the second half of the year. As we move into 2025, we expect the favorable environment to continue, with strong unit revenue trends in our passenger business and the addition of eight more Amazon freighter aircraft to our fleet throughout the year. Our revenue streams are becoming even more diverse as we increase cargo flying, and our earnings are becoming more stable as more of our flying moves under contractual agreements.”
Overview of Fourth Quarter and Full Year

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Total Operating Revenue	$260.4	$245.5	6.1
Operating Income	26.1	17.1	52.2
Income Before Income Tax	16.9	7.7	121.0
Net Income	13.4	5.6	138.0
Diluted earnings per share	$0.24	$0.10	140.0

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Adjusted Operating Income (2)	$27.5	$18.3	50.6
Adjusted Income Before Income Tax (2)	18.9	9.3	103.7
Adjusted Net Income (2)	15.0	6.9	117.1
Adjusted diluted earnings per share (2)	$0.27	$0.12	125.0

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Total Operating Revenue	$1,075.7	$1,049.6	2.5
Operating Income	106.0	127.5	(16.9)
Income Before Income Tax	69.6	94.2	(26.1)
Net Income	52.9	72.2	(26.7)
Diluted earnings per share	$0.96	$1.23	(22.0)

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2024	2023	% Change
Adjusted Operating Income (2)	$112.0	$136.8	(18.1)
Adjusted Income Before Income Tax (2)	76.1	104.2	(26.9)
Adjusted Net Income (2)	58.0	79.9	(27.4)
Adjusted diluted earnings per share (2)	$1.05	$1.37	(23.4)
For the quarter ended December 31, 2024, Sun Country reported Income Before Income Tax of $16.9 million and Net Income of $13.4 million, on $260.4 million of revenue. Adjusted Income Before Income Tax for the quarter was $18.9 million(2). GAAP Operating Income during the quarter was $26.1 million, producing an Operating Income Margin of 10.0%, while Adjusted Operating Income was $27.5 million(2), resulting in an Adjusted Operating Income Margin of 10.6%(2).

“Our fourth quarter results exceeded our initial expectations, and we achieved a higher total revenue and operating margin than we guided to at the beginning of the quarter,” said Dave Davis, President and Chief Financial Officer. “While fourth quarter passenger unit revenue was slightly less than flat year over year, we saw steady improvement throughout the quarter, with December scheduled service TRASM(3) increasing over 5% year-over-year on almost 8% ASM growth. Total fare for the fourth quarter increased 2.2% and we foresee positive fare trends continuing. In addition to improving revenue trends, our successful cost control efforts continue, with full year 2024 adjusted CASM(4) increasing only 1.3% over 2023. As Jude noted, we see strong first quarter 2025 bookings on mid-single digit growth in scheduled service ASMs. While we anticipate very rapid growth in our cargo segment in 2025, the timing of the new freighter deliveries should allow us to maximize scheduled service flying in the first quarter, our most profitable quarter.”
Notable Highlights

•Reached an agreement in principle on the collective bargaining agreement with flight attendants, represented by the International Brotherhood of Teamsters, and a tentative collective bargaining agreement with dispatchers, represented by the Transport Workers Union. The Company expects a ratification vote of both agreements by the end of the first quarter of 2025.
•Extended lease return dates on existing leases for three 737-900ERs. Return dates for the four 737-900s currently on lease are expected to be in May, September and November 2025 and November 2026.
•Appended a new C-tranche to our 2019-1 EETC raising $60 million, which was used in its entirety to pay down a significant portion of the term loan financing five 737-900ER aircraft. These transactions are expected to save approximately $0.8 million in interest expense in 2025.
•Took delivery of one 737-900ER off lease in November 2024. The Company expects that aircraft to enter service in July 2025.
•Awarded 2024 Low Cost Carrier of the Year award by CAPA-Centre for Aviation.
•Debuted Sun Country’s first custom-designed aircraft livery in celebration of our partnership with Minnesota Gopher Athletics.

Capacity

System block hours flown during the fourth quarter of 2024 grew by 2.7% year-over-year. All of this growth was allocated to the passenger segment, resulting in a 3.5% increase in scheduled service ASMs and a 5.0% increase in charter block hours. Cargo block hours declined in the fourth quarter by 2.5% year-over-year due to normal quarterly fluctuations in the level of flying. For the first quarter of 2025, we expect total block hour growth of to be between 7% and 9%, with Scheduled Service ASMs growing by slightly more than 7% over first quarter 2024. Cargo flying is expected to increase substantially from the second quarter of 2025 onward.
Revenue
The passenger market improved throughout the fourth quarter, which resulted in scheduled service TRASM(3) declining by 1.0% on a 3.5% increase in scheduled service ASMs. December scheduled service TRASM(3)

increased by over 5%. The Company reported total revenue of $260.4 million for the fourth quarter, which was 6.1% greater than the fourth quarter of 2023 and the highest fourth quarter on record(1). The Company’s fourth quarter charter service revenue was $48.0 million, an increase of 2.3% year-over-year, despite the impact of lower fuel cost reimbursements from our customers.
In the fourth quarter of 2024, cargo revenue was the highest fourth quarter on record(1) at $28.6 million, a 13.1% increase versus the fourth quarter of 2023 on a 2.5% decline in cargo block hours. This improvement was primarily driven by the annual rate escalation which went into effect in mid-December 2023 and the first phase of the new Amazon contract rate increases which went into effect in June 2024.

Cost
Fourth quarter CASM fell 0.7% while adjusted CASM(4) was up 7.6% year-over-year on lower ASM growth than previous quarters. Total GAAP operating expenses increased 2.6% year-over-year, on a 2.7% increase in total block hours. Other non-fuel expenses of note include maintenance, which increased 14.5%, on an increase in maintenance activity. Landing fees and airport rent increased 18.4% due to the expiration of COVID assistance that airports had used to limit rate increases in the prior year.
Balance Sheet and Liquidity
Total liquidity(5) was $205.6 million on December 31, 2024, while the Company’s net debt(6) was $438.2 million.

(in millions)	December 31, 2024	December 31, 2023
	(Unaudited)
Cash and Cash Equivalents	$83.2	$46.3
Available-for-Sale Securities	97.6	134.2
Amount Available Under Revolving Credit Facility	24.7	24.7
Total Liquidity	$205.6	$205.2

(in millions)	December 31, 2024	December 31, 2023
	(Unaudited)
Total Debt, net	$327.1	$401.6
Finance Lease Obligations	271.3	277.3
Operating Lease Obligations	20.7	18.8
Total Debt and Lease Obligations	619.0	697.7
Cash and Cash Equivalents	83.2	46.3
Available-for-Sale Securities	97.6	134.2
Net Debt	$438.2	$517.2
Fleet
As of December 31, 2024, the Company had 45 aircraft in its passenger service fleet, operated 12 freighter aircraft in its cargo operation and had six aircraft that are currently on lease to unaffiliated airlines.
Guidance for First Quarter 2025

	Q1 2025	H/(L) vs Q1 2024
Total revenue - millions	$330 to $340	6% to 9%
Economic fuel cost per gallon	$2.76	(8)%
Operating income margin - percentage	17% to 21%	(1)pp to 3pp
Effective tax rate	23%
Total system block hours - thousands	41 to 42	7% to 9%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its fourth quarter and full year 2024 results at 8:30 a.m. Eastern Time on Tuesday, February 4, 2025. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives (“VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 -	Records began in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue of approximately $13.1 million and $6.6 million associated with certain assets that generate lease income in the three months ended December 31, 2024 and 2023, respectively and $42.3 million and $18.5 million associated with certain assets that generate lease income in the year ended December 31, 2024 and 2023, respectively, which is not included.

4 -
Adjusted CASM is a metric that uses a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation and amortization recognized on certain assets that generate lease income, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”

5 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
6 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts

Investor Relations
Chris Allen
651-681-4810
IR@suncountry.com
Media
Wendy Burt
651-900-8400
mediarelations@suncountry.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except shares and per share amounts) (Unaudited)

	Three Months Ended December 31,
	2024	2023	% Change
Operating Revenues:
Scheduled Service	$96,077	$93,254	3.0
Charter	47,955	46,879	2.3
Ancillary	71,232	70,500	1.0
Passenger	215,264	210,633	2.2
Cargo	28,615	25,297	13.1
Other	16,527	9,613	71.9
Total Operating Revenue	260,406	245,543	6.1

Operating Expenses:
Aircraft Fuel	49,931	60,840	(17.9)
Salaries, Wages, and Benefits	84,259	71,750	17.4
Maintenance	18,641	16,278	14.5
Sales and Marketing	8,116	8,100	0.2
Depreciation and Amortization	23,795	23,575	0.9
Ground Handling	10,027	9,207	8.9
Landing Fees and Airport Rent	15,119	12,768	18.4
Other Operating, net	24,456	25,901	(5.6)
Total Operating Expenses	234,344	228,419	2.6
Operating Income	26,062	17,124	52.2

Non-operating Income (Expense), net:
Interest Income	1,927	2,414	(20.2)
Interest Expense	(11,063)	(11,363)	(2.6)
Other, net	—	(516)	(100.0)
Total Non-operating Expense, net	(9,136)	(9,465)	(3.5)

Income before Income Tax	16,926	7,659	121.0
Income Tax Expense	3,490	2,014	73.3
Net Income	$13,436	$5,645	138.0

Net Income per share to common stockholders:
Basic	$0.25	$0.10	150.0
Diluted	$0.24	$0.10	140.0
Shares used for computation:
Basic	53,031,997	53,892,797	(1.6)
Diluted	55,251,373	56,270,891	(1.8)

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Year Ended December 31,
	2024	2023	% Change
Operating Revenues:
Scheduled Service	$409,133	$453,862	(9.9)
Charter	197,045	190,128	3.6
Ancillary	307,909	276,133	11.5
Passenger	914,087	920,123	(0.7)
Cargo	107,174	99,735	7.5
Other	54,478	29,762	83.0
Total Operating Revenue	1,075,739	1,049,620	2.5

Operating Expenses:
Aircraft Fuel	237,160	246,669	(3.9)
Salaries, Wages, and Benefits	326,775	295,640	10.5
Aircraft Rent	—	2,281	(100.0)
Maintenance	68,770	60,588	13.5
Sales and Marketing	34,935	34,105	2.4
Depreciation and Amortization	94,989	88,151	7.8
Ground Handling	42,118	37,506	12.3
Landing Fees and Airport Rent	59,549	49,615	20.0
Other Operating, net	105,457	107,565	(2.0)
Total Operating Expenses	969,753	922,120	5.2
Operating Income	105,986	127,500	(16.9)

Non-operating Income (Expense), net:
Interest Income	7,833	10,180	(23.1)
Interest Expense	(44,300)	(42,634)	3.9
Other, net	55	(887)	106.2
Total Non-operating Expense, net	(36,412)	(33,341)	9.2

Income before Income Tax	69,574	94,159	(26.1)
Income Tax Expense	16,671	21,978	(24.1)
Net Income	$52,903	$72,181	(26.7)

Net Income per share to common stockholders:
Basic	$1.00	$1.30	(23.1)
Diluted	$0.96	$1.23	(22.0)
Shares used for computation:
Basic	52,908,322	55,507,144	(4.7)
Diluted	55,055,897	58,524,652	(5.9)

KEY OPERATING STATISTICS
The following table presents key operating statistics and metrics for the three months and year ended December 31, 2024 and 2023.

	Three Months Ended December 31,
	2024	2023	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,312,728	1,316,877	(0.3)
Available seat miles (ASMs) – thousands	1,608,432	1,554,043	3.5
Load factor	81.6%	84.7%	(3.1)
Revenue passengers carried	1,046,510	1,047,127	(0.1)
Departures	6,930	6,688	3.6
Block hours	22,079	21,180	4.2
Scheduled service TRASM(1) - cents	10.62	10.73	(1.0)
Average base fare per passenger	$91.81	$89.06	3.1
Ancillary revenue per passenger	$68.07	$67.33	1.1
Total fare per passenger	$159.88	$156.39	2.2
Fuel gallons - thousands	16,996	16,404	3.6

Charter Statistics:
Departures	2,721	2,571	5.8
Block hours	5,420	5,160	5.0
Available seats miles (ASMs) - thousands	333,399	324,222	2.8
Fuel gallons - thousands	3,109	3,237	(4.0)

Cargo Statistics:
Departures	3,368	3,366	0.1
Block hours	8,736	8,960	(2.5)

Total System Statistics:
Average passenger aircraft	44.0	41.9	5.0
Passenger aircraft – end of period	45	42	7.1
Leased Aircraft - end of period	6	6	—
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	1,963,254	1,899,363	3.4
Departures	13,130	12,745	3.0
Block hours	36,610	35,653	2.7
Daily utilization – hours	6.9	6.9	—
Average stage length – miles	1,092	1,098	(0.5)
Total revenue per ASM (TRASM) - cents	11.14	11.25	(1.0)
Cost per ASM (CASM) - cents	11.94	12.03	(0.7)
Adjusted CASM(2) - cents	7.83	7.28	7.6
Fuel gallons - thousands	20,301	19,841	2.3
Fuel cost per gallon	$2.47	$3.07	(19.5)
Employees at end of period	3,141	2,783	12.9
1 – See note 3 in End Notes
2 – See note 4 in End Notes

KEY OPERATING STATISTICS

	Year Ended December 31,
	2024	2023	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	5,648,351	5,217,852	8.3
Available seat miles (ASMs) – thousands	6,707,308	6,044,011	11.0
Load factor	84.2%	86.3%	(2.1)
Revenue passengers carried	4,483,515	4,140,663	8.3
Departures	29,039	26,144	11.1
Block hours	92,391	82,618	11.8
Scheduled service TRASM(1) - cents	10.87	12.27	(11.4)
Average base fare per passenger	$91.25	$109.61	(16.8)
Ancillary revenue per passenger	$68.68	$66.69	3.0
Total fare per passenger	$159.93	$176.30	(9.3)
Fuel gallons - thousands	71,631	64,450	11.1

Charter Statistics:
Departures	10,359	10,387	(0.3)
Block hours	20,775	21,154	(1.8)
Available seats miles (ASMs) - thousands	1,270,455	1,286,175	(1.2)
Fuel gallons - thousands	13,666	14,299	(4.4)

Cargo Statistics:
Departures	13,094	13,009	0.7
Block hours	33,744	34,592	(2.5)

Total System Statistics:
Average passenger aircraft	43.0	41.8	2.9
Passenger aircraft – end of period	45	42	7.1
Leased Aircraft - end of period	6	6	—
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	8,071,949	7,416,189	8.8
Departures	53,009	50,040	5.9
Block hours	148,518	139,841	6.2
Daily utilization – hours	7.3	6.9	5.8
Average stage length – miles	1,098	1,090	0.7
Total revenue per ASM (TRASM) - cents	11.47	12.56	(8.7)
Cost per ASM (CASM) - cents	12.01	12.43	(3.4)
Adjusted CASM(2) - cents	7.59	7.49	1.3
Fuel gallons - thousands	86,185	79,574	8.3
Fuel cost per gallon, excluding derivatives	$2.77	$3.11	(10.9)
Employees at end of period	3,141	2,783	12.9
1 – See note 3 in End Notes
2 – See note 4 in End Notes

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	December 31, 2024	December 31, 2023	% Change
	(Unaudited)
Cash & Cash Equivalents	$83.2	$46.3	79.7
Other Current Assets	183.4	225.1	(18.5)
Total Current Assets	266.6	271.4	(1.8)
Total Property & Equipment, net	970.1	969.0	0.1
Other Assets	393.5	383.3	2.7
Total Assets	1,630.2	1,623.6	0.4

Air Traffic Liabilities	160.7	158.0	1.7
Current Finance Lease Obligations	20.2	44.8	(54.9)
Current Operating Lease Obligations	3.3	2.2	50.0
Current Maturities of Long-Term Debt, net	87.6	74.2	18.1
Income Tax Receivable Agreement Liability	10.3	3.3	212.1
Other Current Liabilities	140.2	136.2	2.9
Total Current Liabilities	422.3	418.6	0.9
Finance Lease Obligations	251.1	232.5	8.0
Operating Lease Obligations	17.4	16.6	4.8
Long-Term Debt, net	239.5	327.5	(26.9)
Income Tax Receivable Agreement Liability	87.4	97.8	(10.6)
Other Liabilities	42.1	16.2	159.9
Total Liabilities	1,059.8	1,109.2	(4.5)

Total Stockholders’ Equity	$570.4	$514.4	10.9

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Year Ended December 31,
	2024	2023	% Change
Net Cash Provided by Operating Activities	$164.9	$174.1	(5.3)

Purchases of Property & Equipment	(47.3)	(218.2)	(78.3)
Other Investing Activities, net	55.7	46.9	18.8
Net Cash Provided by (Used in) Investing Activities	8.4	(171.2)	104.9

Common Stock Repurchases	(12.1)	(68.6)	(82.4)
Proceeds from Borrowing	70.0	119.2	(41.3)
Repayment of Finance Lease Obligations	(45.9)	(21.9)	109.6
Repayment of Borrowings	(145.5)	(69.3)	110.0
Other Financing Activities, net	(2.9)	(1.6)	81.3
Net Cash Used in Financing Activities	(136.5)	(42.1)	224.2

Net Increase (Decrease) in Cash	36.8	(39.2)	193.9
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	63.7	102.9	(38.1)
Cash, Cash Equivalents and Restricted Cash – End of the Period	$100.5	$63.7	57.8
NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP Operating Income to Adjusted Operating Income.

	Three Months Ended December 31,
	2024	2023
Operating Revenue	$260.4	$245.5
Operating Income	26.1	17.1
Stock Compensation Expense	1.4	1.1
Adjusted Operating Income	$27.5	$18.3

Operating Income Margin	10.0%	7.0%
Adjusted Operating Income Margin	10.6%	7.4%

	Year Ended December 31,
	2024	2023
Operating Revenue	$1,075.7	$1,049.6
Operating Income	106.0	127.5
Stock Compensation Expense	6.0	9.3
Adjusted Operating Income	$112.0	$136.8

Operating Income Margin	9.9%	12.1%
Adjusted Operating Income Margin	10.4%	13.0%

Reconciliation of GAAP Income Before Income Tax to Adjusted Income before Income Tax Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP Income before Income Tax to Adjusted Income before Income Tax.

	Three Months Ended December 31,
	2024	2023
Net Income	$13.4	$5.6
Add: Provision for Income Tax Expense	3.5	2.0
Income before Income Tax, as reported	16.9	7.7
Pre-tax margin	6.5%	3.1%

Stock Compensation Expense	1.4	1.1
Loss on Debt Refinancing	0.6	—
Secondary Offering Costs	—	0.5
Adjusted Income before Income Tax	$18.9	$9.3

Adjusted Pre-tax margin	7.3%	3.8%

	Year Ended December 31,
	2024	2023
Net Income	$52.9	$72.2
Add: Provision for Income Tax Expense	16.7	22.0
Income before Income Tax, as reported	69.6	94.2
Pre-tax margin	6.5%	9.0%

Stock Compensation Expense	6.0	9.3
Loss on Debt Refinancing	0.6	—
Secondary Offering Costs	—	1.1
Tax Receivable Agreement Adjustment (1)	—	(0.3)
Adjusted Income before Income Tax	$76.1	$104.2

Adjusted Pre-tax margin	7.1%	9.9%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense), net

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share - Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share.

	Three Months Ended December 31,
	2024		2023
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$13.4	$0.24	$5.6	$0.10
Stock Compensation Expense	1.4	0.03	1.1	0.02
Loss on Debt Refinancing	0.6	0.01	—	—
Secondary Offering Costs	—	—	0.5	0.01
Income Tax Effect of Adjusting Items, net (1)	(0.5)	(0.01)	(0.4)	(0.01)
Adjusted Net Income	$15.0	$0.27	$6.9	$0.12

Diluted share count	55.3		56.3

	Year Ended December 31,
	2024		2023
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$52.9	$0.96	$72.2	$1.23
Stock Compensation Expense	6.0	0.11	9.3	0.16
Loss on Debt Refinancing	0.6	0.01	—	—
Secondary Offering Costs	—	—	1.1	0.02
Tax Receivable Agreement Adjustment (2)	—	—	(0.3)	(0.01)
Income Tax Effect of Adjusting Items, net (1)	(1.5)	(0.03)	(2.4)	(0.04)
Adjusted Net Income	$58.0	$1.05	$79.9	$1.37

Diluted share count	55.1		58.5

(1)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period
(2)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense), net

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of GAAP Net Income to Adjusted EBITDA for the periods presented below.

	Three Months Ended December 31,
	2024	2023
Net Income	$13.4	$5.6
Interest Income	(1.9)	(2.4)
Interest Expense	11.1	11.4
Stock Compensation Expense	1.4	1.1
Secondary Offering Costs	—	0.5
Provision for Income Taxes	3.5	2.0
Depreciation and Amortization	23.8	23.6
Adjusted EBITDA	$51.3	$41.8

Net Income Margin	5.2%	2.3%
Adjusted EBITDA margin	19.7%	17.0%

	Year Ended December 31,
	2024	2023
Net Income	$52.9	$72.2
Interest Income	(7.8)	(10.2)
Interest Expense	44.3	42.6
Stock Compensation Expense	6.0	9.3
Secondary Offering Costs	—	1.1
Tax Receivable Agreement Adjustment (1)	—	(0.3)
Provision for Income Taxes	16.7	22.0
Depreciation and Amortization	95.0	88.2
Adjusted EBITDA	$207.1	$224.8

Net Income Margin	4.9%	6.9%
Adjusted EBITDA margin	19.2%	21.4%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense), net

Adjusted CASM
Adjusted CASM is a metric that uses a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, depreciation and amortization recognized on certain assets that generate lease income, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel costs that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations, as well as depreciation and amortization recognized on certain assets that generate lease income as these operations do not create ASMs. The Company has entered into certain transactions where we act as a lessor. As of December 31, 2024, we leased or subleased six aircraft. Depreciation and Amortization on these aircraft materially began during the three months ended June 30, 2023. Adjusted CASM further excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and long-term employee retention, rather than to motivate or reward operational performance for any period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions unless otherwise noted
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended December 31,
	2024		2023
	Operating Expenses	Per ASM (cents)	Operating Expenses	Per ASM (cents)
CASM	$234.3	11.94	$228.4	12.03
Less:
Aircraft Fuel	49.9	2.54	60.8	3.20
Stock Compensation Expense	1.4	0.08	1.1	0.06
Cargo Expenses, Not Already Adjusted Above	27.3	1.39	25.8	1.36
Sun Country Vacations	0.2	0.01	0.2	0.01
Leased Aircraft, Depreciation Expense	1.8	0.09	2.2	0.12
Adjusted CASM	$153.7	7.83	$138.2	7.28

Available seat miles (ASMs) - millions	1,963.3		1,899.4

	Year Ended December 31,
	2024		2023
	Operating Expenses	Per ASM (cents)	Operating Expenses	Per ASM (cents)
CASM	$969.8	12.01	$922.1	12.43
Less:
Aircraft Fuel	237.2	2.94	246.7	3.33
Stock Compensation Expense	6.0	0.07	9.3	0.12
Cargo Expenses, Not Already Adjusted Above	104.6	1.30	103.0	1.39
Sun Country Vacations	1.3	0.01	1.1	0.01
Leased Aircraft, Depreciation Expense	8.1	0.10	6.7	0.09
Adjusted CASM	$612.6	7.59	$555.4	7.49

Available seat miles (ASMs) - millions	8,071.9		7,416.2